EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Chemed Corporation of our report dated March 5, 2004 relating to the financial statements, which appears in Chemed Corporation's 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 5, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                              /s/ PricewaterhouseCoopers LLP
                                              PRICEWATERHOUSECOOPERS LLP
Cincinnati, Ohio

May 20, 2004